                                                                   Exhibit 10.11






                             EMPLOYMENT AGREEMENT

                                by and between

                            TWIN LABORATORIES INC.

                                      and

                                 NEIL BLECHMAN

                                  Dated as of

                                  May 7, 1996

                             EMPLOYMENT AGREEMENT
                             --------------------

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of May 7, 1996, by and between Twin Laboratories Inc., a Utah corporation formerly known as Natur-Pharma Inc. ("Twin"), and Neil Blechman, an individual currently residing at 30 Setalcott Place, Setauket, NY 11733 (the "Executive"). As used herein, the term "Company" shall refer, individually and/or collectively, as applicable, to TLG Laboratories Holding Corp., a Delaware corporation ("Holding"), and its existing and future subsidiaries, including but not limited to Twin and Advanced Research Press, Inc., a New York corporation ("ARP").



                             W I T N E S S E T H:
                             - - - - - - - - - -



     WHEREAS, on the date hereof, Holding will acquire all of the outstanding capital stock of Twin, and subsequently Twin Laboratories Inc., a New York corporation ("Old Twin"), Twinlab Export Corp. ("Export"), Twinlab Specialty Corporation ("Specialty"), Alvita Products, Inc. ("Alvita"), ARP and B. Bros. Realty Corporation ("B. Bros.") (Twin, Old Twin, Export, Specialty, Alvita, ARP and B. Bros. being referred to collectively as the "Companies") will merge with Twin or Natur-Pharma II, Inc., a subsidiary of Twin, all as more fully described in the Stock Purchase and Sale Agreement dated as of March 5, 1996, as amended (the "Purchase Agreement"), by and among David Blechman, Jean Blechman, Brian Blechman, the Executive, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, Holding, Natur-Pharma Inc. and Green Equity Investors II, L.P.;

     WHEREAS, the Board of Directors of Twin desires to provide appropriate incentives to key executives of the Company, including the Executive, in order to retain such executives following the closing of the transactions contemplated by the Purchase Agreement (the "Closing");

     WHEREAS, the Executive has served as an executive officer of certain of the Companies prior to the Closing;

     WHEREAS, Twin and the Executive desire that the Company employ the Executive as the Executive Vice President of Marketing and Advertising of each of Holding and Twin and the Executive Vice President of ARP following the Closing on the terms and conditions set forth herein;

     NOW, THEREFORE, Twin and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     The following terms used in this Agreement shall have the meanings set forth below.

          1.1 "Accrued Obligations" shall mean, as of the date of Termination of Employment, the sum of (A) the Executive's aggregate Base Salary through such date to the extent not theretofore paid, plus (B) the amount of any bonus
                                         ----
payable under the Bonus Plan (as hereinafter defined) and other cash compensation payable to the Executive hereunder as of such date but not yet paid plus (C) all vacation pay, expense reimbursements and other cash entitlements
- ----
accrued by the Executive hereunder as of such date to the extent not theretofore paid.

          1.2    "Base Salary" shall mean the amount set forth in Section 3.1.

          1.3    "Board" shall mean the board of directors of Holding.

          1.4 "Bonus Plan" shall mean the cash bonus plan effective as of the date hereof, which has been adopted by Twin and is attached hereto as Exhibit A.
                                                                      ---------

          1.5    "Cause" shall mean (i) the Executive's material violation of
Section 2.3 of this Agreement, which violation continues after notice thereof is given to the Executive by the Board; (ii) the Executive's material violation of Sections 4.1 or 4.2 of this Agreement; (iii) the Executive's violation of
Section 4.3 of this Agreement; (iv) the Executive's engagement in conduct which is fraudulent or illegal with respect to the Company; (v) the Executive's gross negligence in the performance or nonperformance of his duties or responsibilities hereunder or engagement in conduct which is materially injurious or materially damaging to the Company or the reputation of the Company; or (vi) the Executive's conviction of, or plea of nolo contendere to, a
                                                           ---------------
felony.

          1.6    "Common Stock" shall mean the common stock of Holding.

          1.7    "Competitor" shall have the meaning set forth in Section 4.3.

          1.8    "Confidential Material" shall have the meaning set forth in
Section 4.2.

          1.9 "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          1.10 "Disability" shall mean the inability of the Executive to perform in all material respects his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity, which inability has continued for a period of nine months, whether or not consecutive, occurring within any period of twelve consecutive months.

          1.11 "Disability Payment" shall mean, for purposes of Section 5.3(c), an amount equal to (i) one-half (1/2) of the Base Salary for the calendar year in the Term in which the date of Termination of Employment occurs multiplied by (ii) the number of whole years and any fraction thereof remaining in the unexpired portion of the Term (except in the case of a Termination of Employment during the last calendar year of the Term, in which case said sum shall be multiplied by one (1)).

          1.12 "Good Reason" shall mean any (i) reduction in the Executive's Base Salary or opportunity to participate in the Bonus Plan, as set forth herein, (ii) relocation of the Executive's principal place of business to a location which is more than 10 miles from its current location (without the Executive's consent), (iii) material diminution in the Executive's duties, responsibilities or reporting position with the Company, which diminution continues after notice thereof is given to the Board by the Executive, (iv) failure by the Company to continue in effect any material benefit or compensation plan, life insurance plan, health and accident plan, disability plan (or plan providing the Executive with substantially similar benefits) in which the Executive is participating or the material reduction of the Executive's benefits under any of such plans or (v) failure by Twin to obtain the agreement to assume and perform this Agreement by any successor of Twin as contemplated in Section 6.1 hereof. 1.13 "Performance Year" shall mean each calendar year beginning on January 1 and ending on December 31.

          1.14 "Person" shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or governmental or other agency or political subdivision thereof.

          1.15 "Public Offering Event" shall mean the first date after which at least 20% of the outstanding Common Stock is publicly held and such Common Stock is listed or admitted to trading on a national securities exchange or quoted on the National Association of Securities Dealers, Inc.'s National Market System or Small Capitalization System.

          1.16 "Qualified IPO" shall mean the initial bona fide, registered underwritten public offering of shares of Common Stock.

          1.17 "Severance Amount" shall mean, for purposes of Section 5.3(b), an amount equal to (i) the Base Salary for the calendar year in the Term in which the date of Termination of Employment occurs multiplied by (ii) the number of whole years and any fraction thereof remaining in the unexpired portion of the Term (except in the case of a Termination of Employment during the last calendar year of the Term, in which case said sum shall be multiplied by one
(1)).

          1.18 "Term" shall have the meaning set forth in Section 2.2 and shall include any renewal or extension as set forth therein.

          1.19 "Termination of Employment" shall mean (i) the Executive's death or Disability, (ii) termination by the Board of the Executive's employment with the Company for Cause or without Cause, (iii) resignation by the Executive from the employ of the Company for Good Reason or without Good Reason, (iv) retirement of the Executive or (v) expiration of the Term.

                                  ARTICLE II

                              Employment and Term
                              -------------------

          2.1    Employment.  The Executive shall be employed as the Executive
                 ----------
Vice President of Purchasing, Quality Control and Finance of each of Holding and Twin and Executive Vice President of ARP, and the Executive hereby accepts such employment, for the Term. In addition, the Executive agrees that, during the Term, he will serve in any similar capacity on behalf of any existing or future subsidiary of Holding, as reasonably requested by the Board.

          2.2    Term.  The Term shall commence on the date hereof. Unless a
                 ----
Public Offering Event or a Qualified IPO has occurred, the Term shall end on the fifth anniversary of the date hereof; provided, that the Term shall be renewed
                                      --------
automatically for successive additional one-year periods at the end of such five-year period and of each such one-year renewal period, unless, no later than one hundred eighty (180) days prior to any such renewal date, either the Board or the Executive gives written notice to the other that the Term shall not be so renewed. From and after the first to occur of a Public Offering Event or Qualified IPO, the Term shall end on the third anniversary of the date of such Public Offering Event or Qualified IPO, as applicable, provided that, commencing one day after such Public Offering Event or Qualified IPO, as applicable, and continuing each day thereafter prior to a Termination of Employment, the Term shall automatically be extended for one additional day (so as to establish a three-year remaining Term upon a Termination of Employment for purposes of Articles IV and V).

          2.3    Duties.  The Executive shall have all powers, duties and
                 ------
responsibilities commensurate with his position as set forth in Section 2.1 hereof or as may be assigned by the Board from time to time (provided any such powers, duties and responsibilities assigned by the Board are commensurate with such position). The Executive shall devote substantially all of his business time, attention and energies to the performance of his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict the Executive from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, provided that none of such activities interferes with the performance of his duties and responsibilities hereunder or conflicts or competes with the interests of the Company.

                                  ARTICLE III

                           Compensation and Benefits
                           -------------------------

          3.1    Base Salary.  For services performed by the Executive for the
                 -----------
Company pursuant to this Agreement, Twin shall pay the Executive an initial Base Salary of FOUR HUNDRED THOUSAND DOLLARS ($400,000) per year, payable in accordance with Old Twin's regular payroll practices prior to the Closing. The initial Base Salary shall be increased annually, beginning on January 1, 1997, by a percentage equal to the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, All Items, for the most recent twelve-month period for which such figures are then available as promulgated by the Department of Labor Bureau of Statistics. Any compensation which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the Base Salary.

          3.2    Bonuses.  The Executive shall be eligible to receive annual
                 -------
cash bonuses in accordance with the terms of the Bonus Plan.

          3.3    Other Benefits.  In addition to the Base Salary and
                 --------------
participation in the Bonus Plan, the Executive shall also be entitled to the following:

          (a)    Participation in Benefit Plans.  The Executive shall be
                 ------------------------------
     entitled to participate in the executive-level benefit arrangements set forth on Exhibit B. The Executive shall also be entitled to participate in
              ---------
     all other welfare and benefit plans maintained by Holding and/or its subsidiaries, as the case may be, for their respective employees generally.

          (b)    Vacation.  The Executive shall be entitled to vacation and paid
                 --------
     holidays consistent with Old Twin's practices prior to the Closing.

          (c)    Fringe Benefits.  The Executive shall be entitled to first
                 ---------------
     class travel for business-related purposes and the perquisites and other fringe benefits made available to the Company's other senior executives.

          (d)    Automobile.  Twin shall reimburse the Executive for all
                 ----------
     reasonable expenses (including, but not limited to, lease payments, liability insurance, maintenance, repair and fuel costs), up to ONE THOUSAND EIGHT HUNDRED DOLLARS ($1,800) per month, incurred in operating an automobile for the Executive's use in the performance of his duties hereunder and in the conduct of the affairs of the Company, which automobile shall also be available to the Executive for personal use.

          (e)   Indemnification.  The Executive shall be indemnified by Twin
                ---------------
     against reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature, to which he is made a party by reason of his then being or having been an officer of the Company on or subsequent to the date hereof, to the full extent permitted by applicable law. Twin shall (upon receipt by Twin of an undertaking by or on behalf of the Executive to repay the expenses described in this Section 3.3(e), if it shall ultimately be determined that he is not entitled to be indemnified by Twin against such expenses) pay reasonable expenses, including attorney's fees, incurred by the Executive in defending any threatened, pending or completed action, suit or proceeding, or appearing as a witness at a time when he has not been named as a defendant or respondent with respect thereto, in advance of the final disposition of any such action, suit or proceeding. The foregoing right of indemnification will not be deemed exclusive of any other rights to which the Executive may be entitled under Holding's or any of its subsidiaries' respective Articles or Certificate of Incorporation or By-laws, as in effect from time to time, any agreement or otherwise.

                                  ARTICLE IV

                                   Covenants
                                   ---------

     4.1  Non-Interference.  During the Term (including any unexpired portion
          ----------------
thereof) and for a period of two years thereafter (the "Non-Solicitation Period"), the Executive agrees to refrain from, directly, indirectly or as an agent on behalf of or in conjunction with any Person, soliciting (i) or encouraging (other than employee referrals and similar activities consistent with past practice) any employee of the Company who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Material (as defined below), to leave the employment of the Company or (ii) any customer of the Company on behalf of any Competitor (as defined below) or any other business.

     4.2  Nondisclosure of Confidential Material.  In the performance of his
          --------------------------------------
duties, the Executive has previously had, and may be expected in the future to have, access to confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, data, specifications and processes presently owned or at any time hereafter developed by the Company or by its agents or consultants or used presently or at any time hereafter in the course of the business of the Company, that are not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and has been and/or will be disclosed to the Executive in confidence, and the Executive acknowledges that, as a consequence of his employment and position with the Company, the Executive will have access to and become acquainted with Confidential Material. Except in the performance of his duties to the Company, the Executive shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use
any such Confidential Material.   All records, files, drawings, documents,
equipment and other tangible items, wherever located, relating in any way to or containing Confidential Material, which the Executive has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material and copies thereof, not previously delivered to the Company, that may be in the possession or under the control of the Executive. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Material to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between or among the Executive and the Company, (ii) such Confidential Material has been publicly disclosed (not due to a breach by the Executive of his obligations hereunder or by breach of any other person of a fiduciary or confidential obligation to the Company), or (iii) the Executive is required to disclose Confidential Material by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, that the Executive shall,
                                           --------
prior to any such disclosure, immediately notify the Company of such requirement and provided further, that the Company shall have the right, at its expense, to
    -------- -------
object to such disclosures and to seek confidential treatment of any Confidential Material to be so disclosed on such terms as it shall determine.

          4.3    Non-Competition.  The Executive shall not, during the Term
                 ---------------
(including any unexpired portion thereof), directly or indirectly, own, manage, operate, join or Control or participate (or serve as a consultant or in a similar position) in the ownership, management, operation or Control of, any business, entity, firm, partnership, corporation or other Person, whether private, governmental or quasi-governmental, other than the Company, which is engaged, directly or indirectly, anywhere in the world, in (i) the business of developing, manufacturing, marketing, selling and/or distributing of vitamins, minerals, nutritional supplements (including, without limitation, amino acids and proteins), herbal products, phytonutrients or herb teas, (ii) the publication of related health, fitness or bodybuilding publications, or (iii) any other business engaged in or being developed by the Company, or being actively considered by management of the Company, at the time of the Executive's Termination of Employment (a "Competitor"); provided, however, that nothing in
                                            --------  -------
this Agreement shall preclude the Executive from serving on the board of directors of any company with the prior consent of the Board or from owning less than 5% of any class of publicly traded equity of any Competitor. Notwithstanding the immediately preceding sentence, to the extent that the Company ceases to develop any such other business which was being developed, or the management of the Company ceases to actively consider any such other business which was being actively considered, at the time of the Executive's Termination of Employment, the covenant set forth in the immediately preceding sentence shall no longer be applicable to such other business. At the written request of the Executive, the Company shall promptly inform the Executive of whether any particular business or businesses that were being so developed or actively considered at the time of the Executive's Termination of Employment have ceased to be so developed or actively considered.

          4.4    Enforcement.
                 -----------
          (a) The Executive acknowledges that violation of any of the covenants and agreements set forth in this Article IV would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach by the Executive of this Article IV, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages under this Agreement or otherwise, and all of the Company's rights and remedies shall be unrestricted. This Article IV shall survive termination of this Agreement or Termination of Employment for any reason whatsoever.

          (b) If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement, but rather the Agreement shall be reformed and construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provision or provisions, but only to the extent that they are contravening or are invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be reformed and construed and enforced accordingly. In particular, if any of the covenants or agreements set forth in this Article IV, or any part thereof, is held to be unenforceable because of the duration of such provision or the areas covered thereby, or otherwise, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or the areas of such provision or otherwise limit any such provision, and, in its reduced form, such provision shall then be enforceable.

          (c) The Executive understands that the provisions of this Article IV may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time and the scope of activity to be restrained; and (iii) the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided under Article V hereof, is sufficient to compensate the Executive for the restrictions contained in this Article IV. In consideration of the foregoing and in light of the Executive's education, skills and abilities, the Executive agrees that he will not assert, and it should not be considered, that any provisions of this Article IV prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

          (d) Each of the covenants of this Article IV is given by the Executive as part of the consideration for this Agreement and as an inducement to Twin to enter into this Agreement and accept the obligations hereunder.

                                   ARTICLE V

                                  Termination
                                  -----------

          5.1    Termination of Agreement.  Except for those provisions of this
                 ------------------------
Agreement that survive Termination of Employment, this Agreement shall terminate upon any Termination of Employment.

          5.2    Procedures Applicable to Termination of Employment.
                 --------------------------------------------------
          (a)    Termination for Cause.  The Executive may be terminated for
                 ---------------------
Cause, upon at least 30 days' prior written notice from the Board to the Executive for a termination for Cause pursuant to Clause (i) of Section 1.5, and upon at least 10 days' prior written notice from the Board to the Executive for a termination for Cause pursuant to Clause (ii), (iii), (iv), (v) or (vi) of Section 1.5, by a vote of the Board (provided that the Executive shall have had the opportunity (together with the Executive's legal counsel) during such period to be heard at a meeting of the Board with respect to such determination).

          (b)    Resignation for Good Reason.  The Executive may resign for Good
                 ---------------------------
Reason, upon at least 30 days' prior written notice from the Executive to the Board of his intent to resign for Good Reason pursuant to Clause (iii) of
Section 1.12, and upon at least 10 days' prior written notice from the Executive to the Board of his intent to resign for Good Reason pursuant to Clause (i),
(ii), (iv) or (v) of Section 1.12, provided that the Executive (together with the Executive's legal counsel) shall meet with the Board, if requested by the Board, during such period with respect to his intent to resign.

          (c)    Termination Without Cause or for Disability.  The Executive
                 -------------------------------------------
may be terminated without Cause or for Disability, upon at least 30 days' prior written notice from the Board to the Executive, by a vote of the Board (provided that the Executive shall have had the opportunity (together with the Executive's legal counsel) during such period to be heard at a meeting of the Board with respect to such determination); provided, however, that, with respect to
                                --------  -------
Disability that is not permanent (as defined below), such thirty (30) days' prior written notice must be given within six (6) months after the end of the twelve (12) month period referred to in Section 1.10.

          5.3    Obligations of the Company Upon Termination of Employment.
                 ---------------------------------------------------------

          (a)    Accrued Obligations and Other Benefits.  In the event of
                 --------------------------------------
Termination of Employment for any reason (including a termination for Cause), Twin shall pay to the Executive, or, in the event of the Executive's death or Disability, to his heirs, estate or legal representatives, as the case may be, the following:

                 (i) all Accrued Obligations in a lump sum within 10 days after the date of Termination of Employment; and

                 (ii) all benefits accrued by the Executive as of the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

          (b)    Termination Without Cause or Resignation for Good Reason.  In
                 --------------------------------------------------------
the event that the Board terminates the Executive's employment without Cause (but excluding Termination of Employment by reason of the Executive's death or Disability), or in the event that the Executive resigns from his employment for Good Reason, in addition to the amounts payable under Section 5.3(a) hereof:

                 (i) Twin shall pay (A) one-half (1/2) of the Severance Amount to the Executive in a lump sum within 10 days after the date of Termination of Employment and (B) one-half (1/2) of the Severance Amount over the unexpired portion of the Term in accordance with Old Twin's regular payroll practices prior to Closing; and

                (ii) Twin shall continue all benefits coverage of the Executive and his dependents provided under its benefit plans or policies (or under other benefit plans or policies that provide substantially equivalent coverage) for the unexpired portion of the Term.

          (c)    Termination for Non-Permanent Disability.  In the event of a
                 ----------------------------------------
Termination of Employment of the Executive because of a Disability which at the time of Termination of Employment was not permanent, in addition to the amounts payable under

Section 5.3(a) hereof, Twin shall pay the aggregate Disability Payment over the unexpired portion of the Term in accordance with Old Twin's regular payroll practices prior to Closing. A Disability shall be deemed to be permanent if, at the time of Termination of Employment, the Executive cannot perform substantial gainful work similar in nature to the work performed by the Executive hereunder prior to such Disability, which Disability is expected to last at least six (6) months from the date of such Termination of Employment.

          (d)    Exclusivity.  The amounts payable to the Executive pursuant to
                 -----------
Sections 5.3(a), 5.3(b) and 5.3(c), as the case may be, shall be the Executive's sole remedy in the event of the Termination of Employment of the Executive, and the Executive waives any and all rights to pursue any other remedy at law or in equity; provided, however, that this shall not constitute a waiver of any rights
        --------  -------
provided under any federal, state or local laws or regulations relating to discrimination in employment.

                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

          6.1    Binding Effect.  This Agreement shall be binding upon and inure
                 --------------
to the benefit of the heirs and representatives of the Executive and the successors and assigns of Twin. Twin shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise), by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Twin would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of Twin in accordance with the operation of law, and such successor shall be deemed to be "Twin" or the "Company," as appropriate, for purposes of this Agreement.

          6.2    Notices.  All notices, requests, demands and other
                 -------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)    if to the Board, the Company or Twin, to:

                         Twin Laboratories Inc.
                         2120 Smithtown Avenue
                         Ronkonkoma, New York  11779
                         Attention:  Philip Kazin

                 with a copy to:

                         Green Equity Investors II, L.P.
                         c/o Leonard Green & Partners, LP
                         333 South Grand Avenue, Suite 5400
                         Los Angeles, CA 90071
                         Attention:  Ms. Jennifer Holden Dunbar


          (b)    if to the Executive, to:

                         Neil Blechman
                         30 Setalcott Place
                         Setauket, NY 11733

                 with a copy to:

                         Bud G. Holman, Esq.
                         Kelley Drye & Warren
                         101 Park Avenue
                         New York, New York 10178

Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

          6.3    Tax Withholding.  Twin shall provide for the withholding of any
                 ---------------
taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of Twin to or for the benefit of the Executive under this Agreement or otherwise. Twin may, at its option: (i) withhold such taxes from any cash payments owing from Twin to the Executive, (ii) require the Executive to pay to Twin in cash such amount as may be required to satisfy such withholding obligations and/or (iii) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

          6.4    No Assignment; No Third Party Beneficiaries.  Except as
                 -------------------------------------------
otherwise expressly provided in Section 6.1 herein, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. Except for Holding and its existing and future subsidiaries, no Person shall be, or deemed to be, a third party beneficiary of this Agreement.

          6.5    Execution in Counterparts.  This Agreement may be executed by
                 -------------------------
the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          6.6    Jurisdiction and Governing Law.  Jurisdiction over disputes
                 ------------------------------
with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, other than the conflict of laws provisions of such laws.

          6.7    Entire Agreement; Amendment.  Except as otherwise provided in
                 ---------------------------
Section 3.3 hereof, this Agreement and the Exhibits attached hereto embody the entire understanding of the parties hereto, and supersede all other oral or written agreements or understandings between them, regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

          6.8    Headings.  The headings in this Agreement are for convenience
                 --------
of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

          6.9    Survival.  Notwithstanding anything to the contrary herein,
                 --------
Section 3.3(e), Article IV, Section 5.3 and Article VI of this Agreement shall survive termination of this Agreement or Termination of Employment for any reason whatsoever.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                              TWIN LABORATORIES INC.


                              /s/ Ross Blechman
                              -------------------------
                              By:  Ross Blechman
                              Its: President



                              By: /s/ Neil Blechman
                                 -------------------------
                                    Neil Blechman



AGREED AND ACCEPTED:


TLG LABORATORIES HOLDING CORP.

/s/ Ross Blechman
________________________
By:  Ross Blechman
Its: President

                                   EXHIBIT A
                                   ---------

                            TWIN LABORATORIES INC.

                                  BONUS PLAN
                                  ----------

     (All capitalized terms used in this Bonus Plan that are not defined herein shall have the definitions ascribed thereto in the Participants' respective Employment Agreement with Twin Laboratories Inc. to which this Bonus Plan is attached.)

     1.   Purpose.  Twin has adopted the Twin Laboratories Inc. Bonus Plan (the
          -------
"Bonus Plan") in order to provide appropriate incentives to the Participants (as hereinafter defined) to achieve and exceed specified performance objectives in order to enhance the value of the Company for the benefit of the Company and its stockholders following the acquisition by Holding of the outstanding capital stock of Twin and the merger of the affiliated companies of Twin with Twin or a subsidiary of Twin, all as more fully described in the Stock Purchase and Sale Agreement dated as of March 5, 1996, as amended (the "Purchase Agreement") by and among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, Holding, Natur-Pharma Inc. and Green Equity Investors II, L.P.

     2.   Effective Date.  The effective date of the Bonus Plan is May 7, 1996.
          --------------

     3.   Participants.  The participants in the Bonus Plan (the "Participants")
          ------------
shall be Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman and Dean Blechman, to the extent such individuals are employed by the Company in a Performance Year (as hereinafter defined).

     4.   Performance Year.  Each calendar year beginning with January 1, 1996
          ----------------
shall be a "Performance Year." If a Participant is employed by the Company for a part of a Performance Year, he shall receive an Award (as hereinafter defined) equal to the Award he would have received had he been employed for the entire Performance Year, multiplied by a fraction, the numerator of which is the number of days he was employed by the Company during such Performance Year and the denominator of which is 365; provided, that if the Participant's employment is terminated prior to the end of the Performance Year by the Board for Cause or the Participant resigns without Good Reason (as hereinafter defined), no Award shall be made for the Performance Year (or part thereof) in which the Participant's employment was terminated or in which the Participant resigns.

     5.   Definitions of Cause and Good Reason.   "Cause" and "Good Reason"
          ------------------------------------
shall mean, with respect to the Participants, the definitions of such terms set forth in their respective Employment Agreements with Twin.

     6.   EBITDA shall mean, with respect to Holding on a consolidated basis for
          ------
any Performance Year, the consolidated pre-tax income of Holding (calculated after giving effect to the accrual of all Awards (as hereinafter defined) with respect to such Performance Year) for such Performance Year as determined in accordance with generally accepted accounting principles consistently applied plus, to the extent deducted in computing such consolidated pre-tax income, without duplication, (A) the sum of (a) interest expense, (b) depreciation expense and amortization expense, (c) extraordinary losses, (d) noncash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations, and (e) any Awards paid in such Performance Year in respect of any prior Performance Year, minus, to the extent included in computing such consolidated pre-tax income, without duplication, (B) the sum of (i) interest income, (ii) extraordinary gains and (iii) noncash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations; provided that all effects of the transactions contemplated by the Purchase Agreement shall be eliminated in computing EBITDA.

     7.   EBITDA Levels.  (a) For each percentage increase specified in Appendix
          -------------
A hereto in EBITDA for a Performance Year compared to EBITDA in the immediately preceding Performance Year (except for the Performance Year ended December 31, 1996, which shall be compared to the EBITDA amount set forth on Appendix B for the calendar year ended December 31, 1995), the Participant shall receive a cash bonus ("Award") equal to the corresponding bonus percent specified in Appendix A multiplied by the Participant's Base Salary for the Performance Year.

     (b) The final determination of EBITDA with respect to any Performance Year shall be subject to the affirmative approval (the "Approval") of a majority of the Blechman Directors and a majority of the GEI Directors then in office (as such terms are defined in the Stockholders Agreement annexed as Exhibit G to the Purchase Agreement). In the event that the Approval is not obtained within fourteen (14) days after completion of Holding's audited financial statements for such Performance Year, the GEI Directors and the Blechman Directors shall appoint a mutually satisfactory nationally recognized accounting firm (which may be Holding's auditors) to make such determination of EBITDA in respect of such Performance Year, provided that the GEI Directors and the Blechman Directors shall determine with respect to the Award for such Performance Year the amount not in dispute by reason of such lack of Approval.

     8.   Time of Payment.  Each Award shall be paid no later than the
          ---------------
fourteenth (14th) day (assuming Approval is obtained or, assuming Approval is not obtained, as to the undisputed amount), or the thirtieth (30th) day (assuming Approval is not obtained, as to the disputed amount), after completion of Holding's audited financial statements for such Performance Year.

     9.   Base Salary.  For the purposes of the Bonus Plan, "Base Salary" shall
          -----------
mean, for each Participant, the "Base Salary" (including annual increases thereof) as defined in his Employment Agreement.

     10.  No Assignments.  A Participant may not assign an Award without the
          --------------
prior written consent of the Board. Any attempted assignment without such consent shall be null and void. For purposes of this paragraph, any designation of, or payment to, a beneficiary designated to receive such Award in the event of the Participant's death, shall not be deemed an assignment.

     11.  Unfunded Incentive Compensation Arrangement.  The Bonus Plan is
          -------------------------------------------
intended to constitute an unfunded incentive compensation arrangement covering a select group of management or highly compensated employees. Nothing contained in the Bonus Plan shall create or be construed to create a trust of any kind. All awards shall be paid from the general funds of Twin, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such awards.

     12.  Governing Law.  The Plan shall be construed and governed in accordance
          -------------
with the laws of the State of New York.

     13.  No Right to Specific Assets.  There shall not vest in any participant
          ---------------------------
any right, title, or interest in and to any specific assets of the Company.

     14.  No Modification.  The Bonus Plan shall not be modified or amended by
          ---------------
Twin in any manner adverse to the Participants.

                                  Appendix A
                                  ----------

                            Twin Laboratories Inc.
                               Bonus Plan Table

           PERCENTAGE
           INCREASE                           BONUS
           IN EBITDA                          PERCENT
           ------------                       -------
           0.0%                               0.0%
           1.0%                               0.0%
           2.0%                               0.0%
           3.0%                               0.0%
           4.0%                               0.0%
           5.0%                               0.0%

           6.0%                               0.0%
           7.0%                               0.0%
           8.0%                               0.0%
           9.0%                               0.0%
           10.0%                              0.0%

           11.0%                              0.0%
           12.0%                              0.0%
           13.0%                              6.0%
           14.0%                              12.0%
           15.0%                              18.0%

           16.0%                              24.0%
           17.0%                              30.0%
           18.0%                              36.0%
           19.0%                              42.0%
           20.0%                              48.0%

           21.0%                              54.0%
           22.0%                              60.0%
           23.0%                              66.0%
           24.0%                              72.0%
           25.0%                              78.0%

           26.0%                              84.0%
           27.0%                              90.0%
           28.0%                              96.0%
           29.0%                              102.0%
           30.0%                              108.0%

           31.0%                              114.0%

           32.0%                              120.0%
           33.0%                              126.0%
           33.3%                              128.0%

                                  APPENDIX B
  Calculation of 1995 EBITDA for Purposes of Determining 1996 EBITDA Increase
  ---------------------------------------------------------------------------

                                                (in thousands)
1995  Pre-Tax Income from Audit                       $30,464
Plus: Depreciation & Amortization from Audit            1,011
Plus: Interest Expense                                    866
Plus: Unusual Item Footnoted in Audit                     128
Plus: Transaction Expenses                                656
Less: Interest Income                                    (313)
Less: LGP Fee                                            (400)
                                                       -------
 1995 Pro Forma EBITDA                                $32,412

                                   EXHIBIT B
                                   ---------



Twin Laboratories Inc. Employee Savings & Retirement Plan (prior to January 1, 1996, the Plan was known as the Twin Laboratories Inc. Profit Sharing Plan)

Twin Laboratories Section 125 Plan
    Group Term Life Insurance (INA Insurance Company of North America)
    Medical Insurance (Oxford Health Plans (NY), Inc.)
    Dental Insurance (Connecticut General Life Insurance Company - Policy
     2100864-01)
    Accidental Death and Dismemberment Insurance (INA Life Insurance Company of
     New York - Policy 8328)

Twin Laboratories Inc. XS Executive Medical Insurance Plan